UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2006

DOCUMENT SECURITY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

New York	1-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Federal Plaza, Suite 1525 28 East Main Street Rochester, NY	14614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information contained in Item 5.02 is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)  On June 27, 2006, Document Security Systems, Inc. (the Company) announced the immediate appointment of Peter H. Ettinger as President.

Mr. Ettinger, age 50, has over 25 years of experience in management, sales, marketing and corporate development in both domestic and international markets. Before joining Document Security Systems, Mr. Ettinger was partner of the Long Branch Group, LLC, a company focused on the development and implementation of corporate sales and marketing strategies for start-up companies. Prior to joining Long Branch LLC in 2004, Mr. Ettinger was senior vice president of marketing for CityNet, a telecommunications company, from 2000 until 2004.

In connection with the appointment of Mr. Ettinger, the Company has entered into an Employment Agreement with him. A copy of the Agreement is attached hereto as Exhibit 10.01 and is incorporated herein by reference.

A copy of the press release announcing the appointment is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

10.31	Employment Agreement dated June 26, 2006, between Document Security Systems, Inc. and Peter Ettinger.

99.1	Press Release of the Registrant dated June 27, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2006

DOCUMENT SECURITY SYSTEMS, INC.

By:	/s/ Patrick A. White
Name: Patrick A. White Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.01	Employment Agreement dated June 26, 2006, between Document Security Systems, Inc. and Peter Ettinger.
99.1	Press Release dated June 27, 2006